UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2026

ALTERNUS CLEAN ENERGY, INC.
(Exact name of registrant as specified in charter)

Delaware	001-41306	87-1431377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17 State Street, Suite 4000
New York, NY 10004
(Address of principal executive offices)  (Zip Code)

(212) 739-0727
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALCE	The OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Subscription Agreements

On March 3, 2026, Alternus Clean Energy, Inc., a Delaware corporation (the “Company”) entered into subscription agreements (the “Subscription Agreements”) with certain investors (the “Purchasers”) pursuant to which the Company’s wholly owned subsidiary, Alt Alliance LLC (“AltA”), sold in a private placement (the “Offering”), unsecured 20% original issue discount secured promissory notes with an aggregate principal amount of $1,250,000 (the “Notes”). The Subscription Agreements also provide for the issuance of an aggregate of 2,625 shares of the Company’s Series C Convertible Preferred Stock, convertible into the Company’s common stock, par value $0.0001 per share (the “Shares”) to the Purchasers. The transaction closed on March 3, 2026 (the “Closing Date”).

The aggregate gross proceeds to the Company were $1,000,000, $600,000 of such proceeds were transferred on the Closing Date and the remaining amount will be transferred to the Company in two tranches: the first tranche upon the Company’s submission of an application to list on the Nasdaq Stock Market and completion of the drafting of a registration statement on Form S-1, and the final tranche upon the completion of the Company’s 2025 audit. The Company intends to use the net proceeds from the Offering for working capital and other general corporate purposes.

Original Issue Discount Secured Promissory Notes

The Notes were issued with an original issue discount of 20%. No interest shall accrue on the Notes. The Notes mature upon the earlier of i) six months from the Issue Date, or ii) the date on which proceeds from a capital raise equals or exceeds $5,000,000.

The Notes are secured by a first-priority pledge of 100% of the membership interests of AltA held by the Company, pro rata among the holders of the Notes, pursuant to the Pledge Agreement.

The Notes contain certain Events of Default, including but not limited to (i) the Company’s failure to pay any amount of principal or other amounts due under the Notes, (ii) commencement of bankruptcy proceedings by Alta if they remain undismissed for 60 days, (iii) the dissolution of the Company or Alta, and (iv) any breach or failure to comply with any provision of the Note if it remains uncured for 60 days. Upon the occurrence of any Event of Default and at any time thereafter, the Purchasers shall have the right to exercise all of the remedies under the Notes.

The foregoing descriptions of the Series C Convertible Preferred Designation, Notes, Subscription Agreements, and the Pledge Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Series C Convertible Preferred Designation, Notes, Purchase Agreement, and the Pledge Agreement, forms of which are attached hereto as Exhibit 3.1, 4.1, 10.1 and 10.2, and are each incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above is incorporated by reference into this Item 3.02.

Additionally, the Company settled with two existing third party accredited debt holders, pursuant to which the Company issued (i) 2,750 shares of Series C Convertible Preferred Stock as total repayment for, and the cancellation of, outstanding promissory notes in the aggregate amount of $2,750,000, and (ii) 400 shares of Series C Convertible Preferred Stock as total repayment for, and cancellation of, an outstanding payable in the amount of $1,200,000.

The offer, sale and issuance pursuant to the Purchase Agreement of the Notes and the Series C to the Purchasers were made in reliance upon Section 4(a)(2) of the Securities Act, as amended and the rules and regulations promulgated thereunder, and/or Rule 506 promulgated thereunder.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Series C Convertible Preferred Stock

On March 3, 2026, the board of directors (the “Board”) of the Company declared the formation of an aggregate of up to 12,000 shares of Series C Convertible Preferred Stock, par value $0.0001 per share (“Series C”). The Company has filed a certificate of designation (the “Certificate of Designation”) with the Secretary of State of the State of Delaware therein establishing the Series C Convertible Preferred Stock and describing the rights, obligations and privileges of the Series C. Concurrently, the Company issued 5,775 shares of Series C to the Purchasers and debt holders on the same date, in book-entry form. The following description of the Series C does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation, which is filed as Exhibit 3.1 to this Current Report and is incorporated herein by reference.

General. The Series C consists of a total of 12,000 shares authorized and 5,775 shares issued as of the date of this Report. Each share of Series C has a par value of $0.0001 per share and a value of $1,000 per share. The Series C has no stated maturity and is not subject to any sinking fund.

Conversion Right. Each share of Series C shall convert into a number of fully paid and non-assessable shares of Common Stock equal to the value of each share ($1,000) divided by the Conversion Price in effect at the time of conversion, at the option of the Holder, at or after one year from the issuance date. The Conversion Price is $0.10 per share, subject to adjustment in accordance with the Certificate of Designation.

Adjustments of Conversion Price. If, from the Original Issue Date to December 31, 2028, the Company has issued any shares of Common Stock or convertible preferred stock (or any securities convertible into or exercisable for Common Stock) at a price per share less than the then-effective Conversion Price (the "Original Conversion Price") of the Series C (a "Dilutive Issuance"), then the Original Conversion Price shall be reduced to the lowest price per share of Common Stock or convertible preferred stock issued during this period.

Restriction on Conversion. In no event shall the Holder have the right or the Company be required to convert, as applicable, shares of Series C if as a result of such conversion the aggregate number of shares of Common Stock beneficially owned by such Holder and its Affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the shareholder for purposes of Section 13(d) of the 1934 Act, would exceed 19.99% of the outstanding shares of the Common Stock following such conversion.

Restriction on Sales. Beginning on the month after the Holder is able to convert the Series C and utilize an exemption under SEC Rule 144, the Holder may sell a maximum amount of Common Shares per month not to exceed the average daily volume of the Company’s common stock in the prior month.

Voting Rights. Each holder of Series C has full voting rights and powers equal to the voting rights and powers of holders of common stock, and for so long as Series C is issued and outstanding, the holders of Series C shall vote together as a single class with the holders of the Company’s common stock and the holders of any other class or series of shares entitled to vote on all such matters equal to the number of whole shares of Common Stock into which the shares of Series C Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. (For avoidance of doubt, voting rights are on an ‘as-converted’ basis.)

Dividend Rights. The holders of Series C, as such, will not be entitled to receive dividends of any kind.

Liquidation Preference. The holders of Series C shall be entitled to receive distributions in the event of any liquidation, dissolution or winding up of the Company pari passu with the Common Stock.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

3.1	Form of Note, dated March 3, 2026
4.1	Certificate of Designation of Series C Convertible Preferred Stock, dated March 3, 2026
10.1	Form of Securities Purchase Agreement dated March 3, 2026
10.2	Form of Pledge Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2026

ALTERNUS CLEAN ENERGY, INC.

By:	/s/ Vincent Browne
Vincent Browne
Chief Executive Officer, Interim Chief Financial Officer and Chairman of the Board of Directors